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                                                                     EXHIBIT 3.3



                             UNICCO SERVICE COMPANY

                                     BY-LAWS



                                    ARTICLE I
                    Declaration of Trust and Principal Office

1.1 DECLARATION OF TRUST. These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of UNICCO Service Company (the "Trust"), the Massachusetts business trust established by the Declaration of Trust.

1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located in Boston, Massachusetts.


                                    Article 2
                              Meetings of Trustees

2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, if any, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given (a) to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting; or (b) to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.



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2.5. ACTION WITHOUT A MEETING. Any action to be taken by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees then in office and filed with the records of the Trustees' meetings. Such consent shall be treated as a vote of the Trustees for all purposes.



                                    ARTICLE 3
                                 Indemnification

3.1 TRUSTEES, OFFICERS. ETC. The Trust shall indemnify each of its Trustees, officers and duly appointed agents (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (each such Trustee, officer, agent or person hereinafter referred to as a "Covered
Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or agent or by reason of his or her being or having been such a Trustee or officer or agent, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Trust, and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article.


3.2 INDEMNIFICATION NOT EXCLUSIVE. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 4, the term "Covered Person" shall include such person and his, her or its heirs, executors and administrators. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers and agents, and other persons may be entitled by contract or otherwise under law, or the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

3.3 AMENDMENT. No amendment to or repeal of this Article 3 shall apply to or have any effect on the rights of any individual referred to in this Article 3 for or with respect to acts or omissions of such


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individual occurring prior to such amendment or repeal.

                                    ARTICLE 4
                                     Reports

4.1 GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or from time to time as may be required by the Trustees.


                                    ARTICLE 5
                                   Fiscal Year

5.1 GENERAL. Except as otherwise provided from time to time by the Trustees, the fiscal year of the Trust shall end on the last Sunday in June in each year.


                                    ARTICLE 6
                                      Seal

6.1 GENERAL. The seal of the Trust shall consist of a flatfaced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon. Unless otherwise required by the Trustees, it shall not be necessary to place the seal on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                    ARTICLE 7
                               Execution of Papers

7.1 GENERAL. Except as the Trustees, generally or in particular cases, may have authorized the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all reports and amendments thereto to the Securities and Exchange Commission shall be signed by any of the Chief Executive Officer, any Vice-President, the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.


                                    ARTICLE 8
                         Issuance of Share Certificates

8.1 SHARE CERTIFICATES. The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such



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certificates shall be signed by a Trustee, and the Secretary or Assistant
Secretary. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms of this Article 8.

8.2 LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

8.3 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of shares in the Trust.


                                    ARTICLE 9
                    Shareholders' Voting Powers and Meetings

9.1 RECORD DATES. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.


                                   ARTICLE 10
                            Amendments to the By-Laws

10.1 GENERAL. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees.




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